eCom.com, Inc.
(Formerly E.T. Capital, Inc. (Caribou Energy, Inc.))
US Securities and Exchange Commission
Washington, DC 20549


CONFORMED COPY

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Dated:January 3, 2000

Date of earliest event reported: Listed on the NASDAQ Exchange in
November,
1982


eCom.com, Inc.
(Formerly E.T. Capital, Inc. (Caribou Energy, Inc.))
(Exact name of registrant as specified in its charter)

     Colorado     74-2026624
(State of incorporation)(I.R.S. Employer Identification No.)

3525 South Tamarac Drive, Suite 120, Denver, CO80237
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number including area code:(877) 813-3131


Caribou Energy, Inc.
9101 East Kenyon, Suite 2000, Denver, CO 80237
(Former name, former address)











Page 2.
Form 8-K: Dated January 3, 2000.
Commission File #

Item 1.Changes in Control of Management
          Not Applicable

Item 2.Acquisition or Disposition of Assets

The company acquired Resort Magic Vacations, Inc., retained the
"ebuyauctions.com" internet web domain name and sold the interest it had acquired in Resort Magic Vacations, Inc. for the same price paid.

Item 3.Bankruptcy or Receivership
          Not Applicable

Item 4.Changes in the Registrant's Certifying Public Accountant
          Not Applicable

Item 5.Other Events

On November 17, 1999, the Company issued 5 million common shares subject to
Section 144 at a price of $0.10 per share net the Company to Rukos Security
Advice AG, a Swiss Investment firm. Rukos was granted an option to purchase a further 5 million shares at a price of $0.15 for a period of two years from the date of the Agreement. The proceeds of the financing are for general working capital purposes.

Item 6.Appointments or Resignations of Registrant's Directors
          Not Applicable

Item 7.Financial Statements and Exhibits
          Not Applicable (See December 31, 1999 10-Q)

Item 8.Change in Fiscal Year
          Not Applicable

Pursuant to the requirements of the Securities and Exchange Act of 1934, the
Registrant has caused this report ;to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 3, 2000
eCom.com, Inc.
/S/ Sidney B. Fowlds, President